Exhibit 10.26

STOCKHOLDERS AGREEMENT

BY AND AMONG

KINDERCARE LEARNING COMPANIES, INC.

AND

THE STOCKHOLDERS PARTY HERETO

[ • ], 2024

5.14.	Regulatory Matters	12

5.15.	No Third Party Liability	12

5.16.	Effectiveness of Agreement	12

5.17.	Removal of Legends	13

5.18.	Inconsistent Agreements	13

EXHIBITS

Exhibit A: Form of Joinder Agreement

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of [ • ], 2024 by and among (a) KinderCare Learning Companies, Inc., a Delaware corporation (the “Company”), (b) Partners Group Client Access 13 L.P. Inc., Partners Group Client Access 13A L.P. Inc., Partners Group Barrier Reef L.P., Partners Group Hercules, L.P. Inc., Partners Group Hearst Opportunities Fund L.P., Partners Group Daintree Co-Invest, L.P., Partners Group Access 768 L.P. and Partners Group Direct Investments 2012 (EUR), L.P. Inc. (collectively, “PG”) and (c) each of the other stockholders who are set forth on the signature pages hereto (together with the PG Stockholders (as defined below), the “Stockholders”).

RECITALS

A. The Company is proposing to consummate an initial public offering (the “Initial Public Offering”) of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Underwriting Agreement, dated as of [ • ], 2024 (the “Underwriting Agreement”).

B. PG and the Company desire to enter into this Agreement effective upon the Effective Time (as defined herein).

C. The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.

D. The parties to this Agreement desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION 1. DEFINITIONS

1.1. Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. Unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2. Defined Terms. The following capitalized terms, as used in this Agreement, have the meanings set forth below.

“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Audit Committee” has the meaning set forth in Section 3.1(e)(i).

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Closing” means the closing of the Initial Public Offering.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and shall include any successor thereto.

“Compensation Committee” has the meaning set forth in Section 3.1(e)(i).

“Director” means a member of the Board of Directors.

“Effective Time” has the meaning set forth in Section 5.16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Independent Director” means a director of the Company who (a) qualifies as independent for purposes of serving on the Board of Directors under the rules of the New York Stock Exchange and (b) satisfies the independence criteria set forth in Rule 10A-3 under the Exchange Act.

“Initial Public Offering” has the meaning set forth in the recitals.

“Joinder Agreement” means the joinder agreement substantially in the form of Exhibit A.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) causing members of the Board of Directors, subject to any fiduciary duties that such members may have as directors of the Company (including pursuant to Section 3.1(d)), to act in a certain manner, including causing members of the Board of Directors or any nominating or similar committee of the Board of Directors to recommend the appointment of any PG Stockholders’ Designees as provided by this Agreement.

“Nominating Committee” has the meaning set forth in Section 3.1(c).

“Observer” has the meaning set forth in Section 3.2(a).

“Permitted Transferee” means, (i) with respect to any PG Stockholder, (A) any Affiliate of such PG Stockholder, (B) any director, officer or employee of any Affiliate of such PG Stockholder, (C) any direct or indirect member or general or limited partner of such PG Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such PG Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee) and (ii) with respect to any Stockholder, any other Transferee designated as a Permitted Transferee by the PG Majority Interest.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“PG” has the meaning set forth in the preamble.

“PG Director” has the meaning set forth in Section 3.1(a).

“PG Majority Interest” means, at any given time, the PG Stockholders holding a majority of the outstanding Shares held at that specified time by all PG Stockholders.

“PG Stockholders” means (i) PG and any other investment funds affiliated with or managed or advised by Partners Group AG or any of its Affiliates and (ii) any Permitted Transferee or Affiliate of PG (x) which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement.

“PG Stockholders’ Designee” has the meaning set forth in Section 3.1(b).

“Shares” means, at any time, (i) shares of Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Total Number of Directors” means the total number of directors comprising the Board of Directors from time to time.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” means the recipient of a Transfer.

SECTION 2. REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Initial Stockholders. PG has the power and authority to enter into this Agreement and carry out its obligations hereunder. PG hereby represents, warrants and covenants to the Company as follows: (a) this Agreement has been duly authorized, executed and delivered by PG; (b) this Agreement constitutes the valid and binding obligation of PG enforceable against it in accordance with its terms;

and (c) the execution, delivery and performance by PG of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to PG, or require PG to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which PG is a party.

2.2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

SECTION 3. CORPORATE GOVERNANCE

3.1. Board of Directors.

(a) Composition of Initial Board. As of the Closing, the Board of Directors shall be comprised of eight (8) directors, the following five (5) of whom shall be deemed to have been designated by the PG Stockholders (each, a “PG Director”): Joel Schwartz; Benjamin Russell; Preston Grasty; Michael Nuzzo; and Christine Deputy. The foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows, and, in each case, in accordance with the Company’s certificate of incorporation and bylaws:

(i)	the class I directors shall initially include Christine Deputy and Benjamin Russell;

(ii)	the class II directors shall initially include Michael Nuzzo, Preston Grasty and John T. Wyatt; and

(iii)	the class III directors shall initially include Jean Desravines, Joel Schwartz and Alyssa Waxenberg.

(b) PG Stockholders’ Representation. The PG Stockholders shall have the right, but not the obligation, to designate, and the individuals nominated for election as directors by or at the direction of the Board of Directors or a duly authorized committee of the Board of Directors shall include, a number of individuals such that, upon the election of each such individual, and each other individual nominated by or at the direction of the Board of Directors or a duly authorized committee of the Board of Directors, as a director of the Company and taking into account any director continuing to serve without the need for re-election, the number of PG Stockholders’ Designees (as defined below) serving as directors of the Company will be equal to: (i) if the PG Stockholders and their Affiliates collectively Beneficially Own 50% or more of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 50% of the Total Number of Directors; (ii) if the PG Stockholders and their Affiliates collectively Beneficially Own at least 40% (but less than 50%) of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 40% of the Total Number of Directors; (iii) if the PG Stockholders and their Affiliates collectively Beneficially Own at least 30% (but less than 40%) of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 30% of the Total Number of Directors; (iv) if the PG Stockholders and their Affiliates collectively Beneficially Own at least 20% (but less than 30%) of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 20% of the Total Number of Directors; and (v) if the PG Stockholders and their Affiliates collectively Beneficially Own at least 10% (but less than 20%) of the Common Stock as of the record date for such meeting, the lowest whole number (such number always being equal to or greater than one) that is greater than 10% of the Total Number of Directors (in each case, each such person a “PG Stockholders’ Designee”). The PG Stockholders shall have the right, but not the obligation, to designate Independent Directors as one or more PG Stockholders’ Designees.

Upon any decrease in the number of directors that the PG Stockholders are entitled to designate for election to the Board of Directors, the PG Stockholders shall, upon request from the Company, use their commercially reasonable efforts to cause the appropriate number of PG Stockholders’ Designees (which may include any Independent Directors who have been designated as PG Stockholders’ Designees) to offer to tender his or her resignation. If such resignation is then accepted by the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly unless the Company, with the approval of a majority of the remaining Directors, determines not to reduce the authorized size of the Board of Directors, in which case the Board of Directors shall act in accordance with the bylaws of the Company then in effect to appoint or nominate a new director to the Board of Directors.

(c) Additional Obligations. An individual designated by the PG Stockholders for election (including pursuant to Section 3.1(b)) as a director shall comply with any applicable requirements of the charter for, and related guidelines of, any committee of the Board of Directors responsible for nominating directors (such committee, the “Nominating Committee”). Notwithstanding anything to the contrary in this Section 3, in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular PG Stockholders’ Designee pursuant to this Section 3.1 would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the charter for, or related guidelines of, the Nominating Committee, then the Board of Directors shall inform the PG Stockholders of such determination in writing and explain in reasonable detail the basis for such determination and shall designate another individual designated for nomination, election or appointment to the Board of Directors by the PG Stockholders (subject in each case to this Section 3.1(c)), and the Board of Directors and the Company shall take all of the actions required by this Section 3 with respect to the election of such substitute PG Stockholders’ Designee. It is hereby acknowledged and agreed that the fact that a particular PG Stockholders’ Designee is an Affiliate, director, professional, partner, member, manager, employee or agent of the PG Stockholders or is not an Independent Director shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

(d) Removal; Vacancies. Except as provided in Section 3.1(b) with respect to decreases in ownership of the PG Stockholders, (i) the PG Stockholders shall have the exclusive right to request the removal of PG Stockholders’ Designees from the Board of Directors in accordance with the bylaws of the Company then in effect, and the Company shall take all Necessary Action to cause the removal (whether for or without cause) of any such PG Stockholders’ Designee at the request of the PG Stockholders, provided that PG Stockholders’ Designees may be removed from the Board of Directors in accordance with the bylaws of the Company then in effect other than at the request of the PG Stockholders only for cause and only by the affirmative vote of the holders of two-thirds of the voting power of the outstanding Shares entitled to vote in the election and removal of directors, and (ii) the PG Stockholders shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies (for the remainder of the then current term) created by reason of death, disability, removal or resignation of PG Stockholders’ Designees to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the PG Stockholders as promptly as reasonably practicable.

(e) Committees.

(i)

In accordance with the Company’s certificate of incorporation and bylaws, (A) the Board of Directors shall establish at the Closing (if not already established at such time) and maintain an audit committee of the Board of Directors (the “Audit Committee”), the Nominating Committee and a compensation committee of the Board of Directors (the “Compensation Committee”), each consisting of three (3) individuals, and (B) the Board of Directors may from time to time by resolution establish and maintain other committees of the Board of Directors. Subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committees, the PG Stockholders shall have the right to have (I) two (2) PG Directors appointed to serve on the Nominating Committee, (II) one (1) PG Director appointed to serve on each of the Compensation Committee and Audit Committee and (III) one (1) PG Director to serve on each other committee of the Board of Directors. In furtherance of the foregoing, the Company agrees to take all Necessary Action to have two (2) PG Directors appointed to serve on the Nominating Committee and one (1) PG Director designated by the PG Stockholders appointed to serve on each of the Compensation Committee, the Audit Committee and each other committee of the Board of Directors (to the extent not prohibited by applicable Law or applicable stock exchange regulations).

(ii)

At the Closing, (A) Benjamin Russell and Christine Deputy shall be deemed to have been designated by the PG Stockholders to serve on the Nominating Committee, (B) Joel Schwartz shall be deemed to have been designated by the PG Stockholders to serve on the Compensation Committee and (C) Michael Nuzzo shall be deemed to have been designated by the PG Stockholders to serve on the Audit Committee.

(iii)

The number of PG Directors that the PG Stockholders are entitled to have appointed to the Nominating Committee, the Compensation Committee, the Audit Committee and each other committee of the Board of Directors pursuant to Section 3.1(e)(i) shall be decreased to the extent that the number of directors that the PG Stockholders are entitled to designate for election to the Board of Directors is decreased to less than two (2) PG Stockholders’ Designees pursuant Section 3.1(b), such that if the PG Stockholders cease to have the right to designate two (2) directors but retain the right to designate one (1) director for election to the Board of Directors pursuant to Section 3.1(b), then the PG Stockholders shall have the right to have one (1) PG Director appointed to each of the Nominating Committee, the Compensation Committee, the Audit Committee and each other committee of the Board of Directors pursuant to Section 3.1(e)(i), and if the PG Stockholders cease to have the right to designate at least one (1) director for election to the Board of Directors pursuant to Section 3.1(b), then the PG Stockholders shall cease to have the right to have an individual appointed to the Nominating Committee, the Compensation Committee, the Audit Committee or any other committee of the Board of Directors pursuant to Section 3.1(e)(i).

(f) Indemnification. For so long as the PG Stockholders have the right to designate a PG Stockholders’ Designee for election to the Board of Directors pursuant to Section 3.1(b) or any PG Director is serving on the Board of Directors, (i) the Company shall take all Necessary Actions to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the PG Stockholders and (ii) the Company’s organizational documents shall at all times provide for indemnification, exculpation and advancement of expenses with respect to the PG Directors to the fullest extent permitted under applicable law.

3.2. Observer Rights.

(a) The PG Stockholders shall have the right to designate and remove, and the Company shall take all Necessary Action to appoint or remove, as applicable, one (1) or more non-voting observers (each, an “Observer”) to the Board of Directors (or any committees thereof) or any board of directors or equivalent governing body of any Subsidiary of the Company (or any committees thereof). Each Observer shall, at the same time and in the same manner provided to the directors of the Board of Directors (or members of any applicable committee thereof) or directors or members of the board of directors or equivalent governing body of any Subsidiary of the Company (or members of any applicable committee thereof), as applicable, be entitled to (i) be given notice of all meetings (whether in person, telephonic or otherwise) of the Board of Directors (or any applicable committee) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, (ii) receive copies of all notices, agendas, consents, minutes and other materials distributed to the Board of Directors (or any committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, whether provided to such directors or members in advance, during or after any meeting, regardless of whether such Observer shall be in attendance at such meeting and (iii) participate in (but not vote on) all discussions conducted at meetings of the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, except, in the case of clauses (ii) and (iii), to the extent an Observer has been excluded from such meeting pursuant to Section 3.2(b); provided that such Observer shall have executed a non-disclosure agreement reasonably satisfactory to the PG Stockholders; provided, further, that such Observer shall (A) not be counted for purposes of determining whether there is a sufficient quorum for the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, to conduct its business and (B) shall be subject to all rules governing the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable.

(b) Notwithstanding the foregoing, the Company or any Subsidiary of the Company, as applicable, may exclude an Observer from access to any material or meeting or portion thereof if: (i) the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, concludes in good faith, upon advice of outside legal counsel, that (A) such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company or such Subsidiary, as applicable, and its counselor or (B) such Observer has a conflict of interest; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof; or (ii) such portion of a meeting is an executive session limited solely to Independent Directors (or an applicable committee thereof), independent auditors and/or legal counsel, as the Board of Directors (or such applicable committee thereof) may designate, and an Observer (assuming such Observer were a member of the Board of Directors) would not meet the then-applicable standards for independence adopted by the New York Stock Exchange.

3.3. Agreement of Company. The Company hereby agrees that it will take all Necessary Actions to cause the matters addressed by this Section 3 to be carried out in accordance with the provisions thereof. Without limiting the foregoing, the Secretary of the Company or such other officer or employee of the Company who may be fulfilling the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 3.

SECTION 4. OTHER AGREEMENTS

4.1. Access. For so long as (x) no PG Stockholders’ Designee is then serving on the Board of Directors and (y) the PG Stockholders Beneficially Own, in the aggregate, at least five (5%) of the outstanding shares of Common Stock, the Company shall, and shall cause its Subsidiaries to, (a) afford the PG Stockholders and their designated representatives, at reasonable times and upon reasonable notice, access to the Company’s and its Subsidiaries’ offices, plants and other facilities and to all books and records of the Company and its Subsidiaries and (b) afford the PG Stockholders and their designated representatives the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as each such PG Stockholder may reasonably request. For so long as (x) no PG Stockholders’ Designee is then serving on the Board of Directors and (y) the PG Stockholders Beneficially Own, in the aggregate, at least three percent (3%) of the outstanding shares of Common Stock, the Company, upon the written request of the PG Stockholders shall, and shall cause its Subsidiaries to, provide the PG Stockholders, in addition to other information that may be reasonably requested by the PG Stockholders from time to time, (i) direct access to the Company’s auditors and officers, (ii) the ability to link the PG Stockholders’ systems into the Company’s general ledger and other systems in order to enable the PG Stockholders to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by the PG Stockholders and provided upon request by the PG Stockholders, (iv) access to appropriate officers and directors of the Company and its Subsidiaries at such times as may be requested by the PG Stockholders for consultation with the PG Stockholders with respect to matters relating to the business and affairs of the Company and its Subsidiaries and (v) information in advance with respect to any significant corporate actions, including extraordinary dividends, stock redemptions or repurchases, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity securities and material amendments, restatements or modifications to or of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, and to provide the PG Stockholders the right to consult with the Company and its Subsidiaries in good faith with respect to such actions.

4.2. Sharing of Information. Individuals associated with the PG Stockholders may from time to time serve on the Board of Directors or the board of directors or equivalent governing body of the Company’s Subsidiaries. The Company recognizes that such individuals (a) may from time to time receive non-public information concerning the Company and its Subsidiaries and (b) may share such information with the PG Stockholders, their direct and indirect investors and other Persons associated with the PG Stockholders, subject to the obligation to maintain the confidentiality of such information in accordance with Section 5.2 and subject to compliance with applicable laws, and the Company hereby irrevocably consents to such sharing of such information.

4.3. Pledges or Transfers. Upon the request of any PG Stockholder that wishes to (x) pledge, hypothecate or grant security interests in any or all of the shares of Common Stock held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) transfer any or all of the shares of Common Stock held by it, including to third party investors, the Company agrees to cooperate with such PG Stockholder in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably be requested by any PG Stockholder in connection with a proposed transfer.

4.4. Matters Requiring Approval. Notwithstanding any provision of this Agreement to the contrary, for so long as the PG Stockholders and their Affiliates collectively Beneficially Own at least twenty-five (25)% of the then outstanding shares of Common Stock and are entitled to designate at least one director of the Company pursuant to Section 3.1(b) (or such earlier date that the PG Stockholders request their approval rights to be terminated), the Company shall not take, and shall cause its Subsidiaries not to take, any of the following actions without the prior written consent of the PG Stockholders:

(i)	terminate, hire or appoint a chief executive officer (or other person performing the duties of principal executive officer) of the Company;

(ii)

issue additional equity interests of the Company or any of its Subsidiaries, other than (A) any award under any stockholder-approved equity compensation plan, (B) any award under an equity compensation plan approved by a majority of the PG Designees or (C) any intra-company issuance among the Company and its wholly-owned Subsidiaries;

(iii)

other than in the ordinary course of business with vendors, customers and suppliers, enter into or effect any acquisition by the Company or any Subsidiary of the equity interests or assets of any Person, or the acquisition by the Company or any Subsidiary of any business, properties, assets, or Persons, in one transaction or a series of related transactions that would require the filing of financial statements pursuant to Rule 3-05 of Regulation S-X; or

(iv)

incur indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $100 million, except for (A) borrowings under a revolving credit facility that has previously been approved or is in existence (with no increase in maximum availability) on the date of closing of the Company’s Initial Public Offering and (B) intercompany indebtedness.

SECTION 5. MISCELLANEOUS PROVISIONS

5.1. Organizational Documents. The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the organizational documents of the Company. The Company and the PG Stockholders agree to take all Necessary Actions to amend the organizational documents of the Company so as to avoid any conflict with the provisions hereof.

5.2. Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its Subsidiaries, any confidential information obtained from the Company pursuant to Section 4.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Stockholder or its Affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of or reliance on the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any confidentiality obligations such third party may have to the Company that is known to such Stockholder; provided that a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser executes a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company, (iii) to any Affiliate, member, partner or prospective partner of such Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that such Stockholder will remain liable to the Company for any breaches of confidentiality and nondisclosure obligations by such Persons), (iv) in the case of any PG Stockholder that is a fund, to any Person that administers, advises, underwrites or manages such fund, or any of its directors, employees, consultants and representatives, any of such PG Stockholder’s Affiliates, limited partners, prospective limited partners or direct or indirect investors or other Persons associated with such PG Stockholder, or (iv) as may otherwise be required by law or legal, judicial or regulatory process.

5.3. Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

5.4. Access to Agreement; Amendment and Waiver. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Company, such waiver is consented to in writing by the PG Majority Interest. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the PG Majority Interest and the Company; provided that any amendment to this Agreement that materially and adversely affects any Stockholder (other than any PG Stockholder) in a disproportionate manner shall not be effective against such Stockholder without the prior written consent of such Stockholder. Any consent given as provided in the preceding sentence shall be binding on all parties.

5.5. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, electronic mail, facsimile or postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

KinderCare Learning Companies, Inc.

5005 Meadows Road, Suite 200

Lake Oswego, OR 97035

Attn: Katie Gallagher

E-mail: GallagherK@LanePowell.com

With a copy (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: David Blittner and Faiza Rahman

E-mail: David.Blittner@ropesgray.com and Faiza.Rahman@ropesgray.com

If to the PG Stockholders:

c/o Partners Group (USA) Inc.

1200 Entrepreneurial Drive

Broomfield, CO 80221

Attn: Philip Wolf

E-mail: philip.wolf@partnersgroup.com

With a copy (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: David Blittner and Faiza Rahman

E-mail: David.Blittner@ropesgray.com and Faiza.Rahman@ropesgray.com

If to any other Stockholder:

At such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 5.5. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mail or (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.

5.6. Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

5.7. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

5.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, including that certain Third Amended and Restated Limited Liability Company Agreement of KC Parent, LLC, dated July 6, 2020, as amended from time to time, by and among PG and the other parties thereto.

5.9. Termination. This Agreement shall terminate at the election of the PG Majority Interest, or, with respect to each PG Stockholder, such date as such PG Stockholder ceases to hold any Shares, except, in each case, for the provisions of Sections 5.3, 5.5, 5.6, 5.7, 5.10, 5.11, 5.12 and 5.15 and this Section 5.9, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or registration expenses incurred prior to termination.

5.10. Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

5.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns of the parties as contemplated herein. The rights and obligations hereunder shall not be assignable without the prior written consent of the PG Majority Interest and the Company; provided that any Stockholder may assign its rights and obligations hereunder without such prior written consent to such Stockholder’s Permitted Transferees; provided, however, that no such assignment shall be effective unless the Permitted Transferee to which the assignment is being made, if not already a party hereto, is made a party hereto, with any such additional party being treated as a “Stockholder” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto. A Permitted Transferee to whom rights are transferred pursuant to this Section 5.11 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 5.11. Any attempted assignment of rights or obligations in violation of this Section 5.11 shall be null and void. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

5.12. Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 5.5. Each of the parties hereto agrees that such party’s submission to jurisdiction and such party’s consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 5.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

5.13. Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the PG Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

5.14. Regulatory Matters. The Company shall and shall cause its subsidiaries to keep the PG Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, so that the PG Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

5.15. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto.

5.16. Effectiveness of Agreement. This Agreement shall become effective (such time, the “Effective Time”) immediately prior to the effectiveness of the Company’s registration statement on Form S-1 related to the Initial Public Offering. However, to the extent the Closing does not occur, the provisions of this Agreement shall be without any force or effect.

5.17. Removal of Legends. The Company shall remove any restrictive legends on any Shares held by any Stockholder promptly upon request by such Stockholder if such legend is not, in the reasonable determination of the Company upon the advice of legal counsel, required to comply with applicable securities laws; provided that the Company may require an opinion of legal counsel reasonably acceptable to the Company prior to any such removal other than in connection with a transfer made pursuant to an effective registration statement.

5.18. Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.

KINDERCARE LEARNING COMPANIES, INC.

By:
Name:
Tile:

PG STOCKHOLDERS

PARTNERS GROUP CLIENT ACCESS 13 L.P. INC.

By:	Partners Group Client Access Management Limited,
its general partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

PARTNERS GROUP BARRIER REEF L.P.

By:	Partners Group Management XIII Limited,
its general partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

PARTNERS GROUP HERCULES, L.P., INC.

By:	Partners Group Management X Limited,
its general partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

PARTNERS GROUP HEARST OPPORTUNITIES FUND L.P.

By:	Partners Group Cayman Management II Limited,
tts general partner

By:	Partners Group (Guernsey) Limited,
under power of attorney

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

PARTNERS GROUP DAINTREE CO-INVEST, L.P.

By:	Partners Group Cayman Management XIII Limited,
its general partner

By:
Name:
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

By:
Name:
Title:	Authorized Signatory

PARTNERS GROUP ACCESS 768 L.P.

By:	Partners Group Management (Scots) LLP,
its general partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

PARTNERS GROUP DIRECT INVESTMENTS 2012 (EUR), L.P. INC.

By:	Partners Group Management VIII Limited,
its general partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

PARTNERS GROUP CLIENT ACCESS 13A, L.P. INC.

By:	Partners Group Client Access Management I Limited,
its general partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of [ • ], 2024, by and among KinderCare Learning Companies, Inc., a Delaware corporation, [ • ], and certain other parties named therein, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:
Notice Address:

ACCEPTED
:

KINDERCARE LEARNING COMPANIES, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]